UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2020

HC2 HOLDINGS, INC.

(Exact name of registrant as specified in its charter.)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 29th Floor
New York, NY 10022
(Address of principal executive offices)

(212) 235-2690
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HCHC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Investment Agreement
On September 9, 2020, HC2 Holdings, Inc. (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with Lancer Capital LLC (“Lancer Capital”), an investment fund led by Avram Glazer, the Chairman of the Board of Directors of the Company (the “Board”), and the Company’s largest stockholder, in connection with the rights offering (the “Rights Offering”) described in Item 8.01 of this Current Report.
Subject to the terms and conditions of the Investment Agreement, Lancer Capital has agreed to purchase up to $35 million aggregate amount (the “Equity Commitment Amount”) of the Company’s newly issued Non-Voting Participating Convertible Preferred Stock, liquidation preference $0.01 per share (the “Preferred Stock”), for an issue price of $1,000 per share. Prior to the consummation of the Rights Offering, the Company may request the funding of up to $10 million of the Equity Commitment Amount in minimum installments of at least $1.0 million per funding request without the consent of Lancer Capital, provided that the Company may request funding in excess of $10 million up to the full amount of the Equity Commitment Amount with the prior written consent of Lancer Capital (such funding, collectively, the "Initial Funding Amount").
In connection with the Rights Offering, the Investment Agreement provides that, to the extent that Lancer Capital is precluded by applicable rules and regulations (including those of the New York Stock Exchange (“NYSE”) and Texas Department of Insurance (“TDI”) and any other applicable regulators) from purchasing voting common stock by exercising rights received in the Rights Offering, Lancer Capital will purchase additional Preferred Stock (in excess of any Initial Funding Amount) equivalent to its allocable right to participate in the Rights Offering (i.e., its basic subscription right in the Rights Offering with respect to its common equity ownership percentage on an as-exercised basis on the Rights Offering record date without giving effect to any issuance of shares of Preferred Stock, plus any exercise of the oversubscription privilege) in an aggregate amount not to exceed the Equity Commitment Amount (the “Allocable Participation Right”). The Investment Agreement also restricts Lancer Capital from purchasing or otherwise acquiring any other subscription rights issued by the Company in the Rights Offering.
The Investment Agreement includes customary standstill provisions that restrict the ability of Lancer Capital and its affiliates and associates (collectively, the “Lancer Entities”) from, among other things, acquiring (i) equity securities of the Company that would result in the Lancer Entities having beneficial ownership of more than 33% of the Company’s then-outstanding common stock, (ii) equity securities of the Company’s subsidiaries or (iii) any debt securities or indebtedness of the Company or its subsidiaries, until the first anniversary of the execution of the Investment Agreement (the “Standstill Period”). Any acquiror of a block of greater than 9.9% of the Company’s common stock beneficially owned by the Lancer Entities (and any subsequent acquiror of such a block) will be required during the Standstill Period to be bound by the same standstill provisions.
Preferred Stock
The Preferred Stock is expected to be issued pursuant to, and governed by, the terms of a Certificate of Designations (the “CoD”) designating the Preferred Stock, substantially in the form attached hereto as Exhibit 4.1.

Dividends and Voting Rights
The Preferred Stock will participate on an as-converted basis in all dividends, distributions, merger consideration and all other consideration receivable by holders of the Company’s common stock. The holders of the shares of the Preferred Stock will not be entitled to vote, except as prescribed by Delaware General Corporation Law and in the other limited circumstances provided for in the CoD.
Conversion Rights
Following the consummation of the Rights Offering, but prior to the receipt of the approval of the holders of the Company’s common stock in accordance with the rules of the NYSE (such approval, the “Stockholder Approval”) of the issuance of common stock to holders of the Preferred Stock (if such Stockholder Approval is not obtained prior to the consummation of the Rights Offering), each holder of Preferred Stock will have the right to convert the Preferred Stock held by such holder into shares of common stock up to an amount permitted by the NYSE rules prior to obtaining Stockholder Approval, the rules and regulations of the Texas Department of Insurance (the “TDI”) and any other applicable regulators. Following the consummation of the Rights Offering, but prior to receiving the Stockholder Approval (if such Stockholder Approval is not obtained prior to the consummation of the Rights Offering), Lancer Capital will be permitted to convert Preferred Stock into an amount of the Company’s common stock not to exceed one percent of the outstanding common stock prior to the issuance.
At any time that a merger, sale of all or substantially all of the assets of the Company or other change of control transaction with respect to the Company and a third party unaffiliated with any holder of the Preferred Stock pursuant to which the Company will be delisted from the NYSE (a “Third Party Sale”) has been publicly announced and is still pending, holders of the Preferred Stock will have the opportunity to convert the Preferred Stock into common stock prior to the consummation of any redemption and any such conversion will be subject to, and conditioned upon, the consummation of such Third Party Sale.
Each share of Preferred Stock will be automatically converted into shares of the Company’s common stock following the completion of the Rights Offering, unless previously redeemed by the Company pursuant to the redemption provisions of the CoD, upon receipt of the Stockholder Approval for the issuance of the common stock upon such conversion, except to the extent that the issuance of such common stock to a holder of Preferred Stock would exceed any ownership or issuance limits imposed by the applicable rules and regulations to which the Company is then subject, including, without limitation, the rules and regulations of the TDI and any other applicable regulators.
To the extent that, in connection with the automatic conversion, the Company’s common stock issuable to Lancer Capital upon such conversion would have exceeded the Allocable Participation Right, then such shares of Preferred Stock shall remain outstanding, be non-convertible into the Company’s common stock and be subject to redemption by the Company, at its option (as described below under the caption “Redemption”).
Following the consummation of the Rights Offering and the occurrence of the stockholder vote for the Stockholder Approval, each holder of Preferred Stock will have the right to convert the Preferred Stock held by such holder into shares of common stock, except to the extent that the issuance of such common stock to a holder of Preferred Stock would exceed any ownership or issuance limits imposed by the applicable rules and regulations to which the Company is then subject, including, without limitation, the rules and regulations of the NYSE, the TDI and any other applicable regulators.

Redemption
Immediately prior to any automatic conversion described above, to the extent that the number of shares of common stock issuable upon the conversion of the Preferred Stock would exceed any stockholder’s Allocable Participation Right, the Preferred Stock may be redeemed, at the option of the Company, with respect to such excess portion at a redemption price per share of Preferred Stock in cash and equal to $1,000 plus 8.0% per annum uncompounded for the period from the issuance date to the redemption date (the “Redemption Price”).
At any time prior to conversion of the shares of Preferred Stock into common stock, the Company may, at its option, redeem the shares of Preferred Stock, in whole or in part, at the Redemption Price.
Any Preferred Stock outstanding on, and not converted prior to, the sixth anniversary of the initial issuance of shares of the Preferred Stock, will be redeemed by the Company at a price per share payable in cash and equal to the Redemption Price, out of funds of the Company legally available therefor, except to the extent that such redemption would otherwise violate the terms of any of the Company’s then outstanding debt or preferred stock instruments.
Liquidation Preference

In the event of any liquidation, dissolution or winding up of the Company, the Preferred Stock will have a liquidation preference junior to the Company’s existing preferred stock and equal to the Company’s common stock (other than a preference of $0.01 per share of Preferred Stock that will be paid to the holders of the Preferred Stock before any payment or distribution is made to the holders of the common stock).
Registration Rights Agreement
Lancer Capital will have certain customary shelf demand and piggyback registration rights with respect to the common stock issuable upon conversion of the Preferred Stock (the “registrable common stock”) pursuant to the terms of a registration rights agreement substantially in the form attached to the Investment Agreement (the “Registration Rights Agreement”).
Pursuant to the terms of the Registration Rights Agreement, the Company will be required to file, either a prospectus supplement to an existing registration statement on Form S-3 or a new registration statement on Form S‑3 (or such other form under the Securities Act then available to the Company), and to use commercially reasonable efforts to cause any such new registration statement be declared effective by the SEC, in either case, providing for the resale from time to time by Lancer Capital of the registrable common stock. Lancer Capital will also be permitted to request one or more underwritten shelf takedowns from such resale registration statement, provided that each underwritten shelf takedown must be for a minimum number of shares of registrable common stock, together with any shares of common stock to be sold for the account of the Company and any other participating stockholders, that equals at least 15% of the Company’s then total outstanding market capitalization for its common stock. Lancer Capital will also be entitled to request to participate in, or “piggyback” on, registrations of the Company’s common stock for sale by the Company or any other person at any time.
The registration rights described above will be subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration statement, a 120-day cooling off period following the filing of any registration statement or pricing of any underwritten offering, and the Company’s right to delay, suspend or withdraw a registration statement under specified circumstances. For example, the Company may delay the filing or effectiveness of any registration statement or use of any prospectus related thereto for a reasonable period of time not to exceed 60 days in succession or 180 days in the aggregate in any 12-month period if the Board determines in good faith and in its reasonable judgment that it is required to disclose in the registration statement a financing, acquisition, corporate reorganization or other similar transaction or other material event or circumstance affecting the Company or its securities.
The Company will bear the expenses incurred in connection with registrations under the registration rights agreement (including the fees of its legal counsel and auditors), other than any underwriting fees and commissions attributable to any registrable common stock sold by Lancer Capital and all fees and disbursements of Lancer Capital’s counsel. The Company will also agree to indemnify Lancer Capital against certain customary liabilities, including liabilities under the Securities Act.
The foregoing descriptions of the terms of the Investment Agreement, the CoD and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Investment Agreement, the CoD and the Registration Rights Agreement, copies of which are attached to this Current Report as Exhibit 10.1, Exhibit 4.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
Preferred Stock Issuance
The information in Item 1.01 of this Current Report is incorporated herein by reference.
As described in Item 1.01 of this Current Report, the Company has agreed to issue and sell shares of Preferred Stock to Lancer Capital. This issuance and sale will be consummated without registration under the Securities Act, in reliance upon an exemption from the registration requirements of the Securities Act under Section 4(a)(2) of the Securities Act. The Company is basing such reliance upon representations made by Lancer Capital, including, but not limited to, representations as to Lancer Capital’s status as an “accredited investor” (as defined in Rule 501(a) under the Securities Act) and Lancer Capital’s investment intent. The Preferred Stock is not being offered or sold by any form of general solicitation or general advertising (as such terms are used in Rule 502 under the Securities Act). The Preferred Stock and the shares of common stock issuable upon conversion thereof may not be re-offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.
In accordance with the terms and conditions of the Investment Agreement, the Company currently intends to request that Lancer Capital fund up to $5,600,000 of its Equity Commitment Amount prior to commencement of the Rights Offering in consideration of the Company’s issuance of up to 5,600 shares of the Preferred Stock to Lancer Capital. Additional funding requests may be made thereafter depending, in part, on the timing of completion of the Rights Offering.
Item 5.03. Amendment to Articles of Incorporation or Bylaws, Change in Fiscal Year.
To create the Preferred Stock issuable under the Investment Agreement, the Company will amend its amended and restated certificate of incorporation by filing the CoD, which is attached as Exhibit 4.1 hereto and incorporated herein by reference. The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.
Rights Offering
On September 9, 2020, the Company issued a press release announcing the Board’s approval of a plan to proceed with steps to commence a rights offering (the “Rights Offering”) to its existing common stockholders, including Lancer Capital, and holders of its outstanding preferred stock that are entitled to participate in dividend distributions to its common stockholders (collectively, the “existing stockholders”). The Rights Offering is expected to be made through a distribution of transferable subscription rights to each existing stockholder with each subscription right entitling the existing stockholder to purchase one share of the Company’s common stock at a subscription price equal to $2.27 per share. Each existing stockholder is expected to receive a number of subscription rights equal to its pro rata portion of the total shares of common stock and applicable preferred stock outstanding as of a record date to be determined.
Notwithstanding the foregoing, Lancer Capital will not be permitted to exercise or transfer any subscription rights received by it, or to acquire other rights, in the rights offering, which rights are required to be held by Lancer Capital until the expiration thereof. In lieu of exercising its subscription rights, Lancer Capital will purchase Preferred Stock up to the Equity Commitment Amount pursuant to the Investment Agreement as described above under the caption “Investment Agreement” in Item 1.01 of this Current Report.
The Company has filed a registration statement on Form S-3 (File No. 333-248695) with the Securities and Exchange Commission (the “SEC”). Further details of the Rights Offering, including the record date and subscription period, will be publicly announced and a supplement to the prospectus forming a part of the registration statement containing the detailed terms of the Rights Offering will be filed by the Company with the SEC following the SEC declaring the registration statement effective. The Company intends to launch the Rights Offering in 2020 promptly following approval of the final terms of the Rights Offering by the Board and the effectiveness of the registration statement.
Assuming the Rights Offering is fully subscribed, the Company currently expects to receive aggregate gross proceeds of approximately $65 million. The Company expects to use the net proceeds of the Rights Offering for general corporate purposes.
The Rights Offering includes an over-subscription right, which permits each rights holder that exercises the basic subscription right in full the option to purchase additional shares of common stock that remain unsubscribed at the expiration of the Rights Offering. The over-subscription right is subject to the availability and pro rata allocation of shares among holders exercising their over-subscription right. Lancer Capital will only be entitled to purchase rights or additional Preferred Stock convertible into common stock, as applicable (in excess of any Initial Funding Amount), in an amount equal to the shares of common stock and Preferred Stock it would have been entitled to receive had it been entitled to exercise its subscription rights (including the oversubscription privilege) in an amount up to the Equity Commitment Amount.
Mr. Gorzynski, a member of the Board, has informed the Company that Percy Rockdale LLC, MG Capital Management Ltd. and Rio Royal LLC, of which he is the sole manager or sole director, as applicable, currently intend to subscribe in the Rights Offering for at least their respective full basic subscription rights. Such entities collectively beneficially own approximately 6.0% of the outstanding common stock of the Company as of July 31, 2020. In addition, Jefferies Group LLC, which beneficially owns approximately 7.5% of the outstanding common stock of the Company as of July 31, 2020, has also informed the Company that it currently intends to subscribe in the Rights Offering for its full basic subscription rights. However, there is no guarantee or commitment that any of Percy Rockdale LLC, MG Capital Management Ltd., Rio Royal LLC or Jefferies will ultimately decide to exercise any of its rights, including its basic subscription rights.

As of the date of this Current Report, the Company has not entered into any definitive agreement with any party with respect to the Rights Offering, other than Lancer Capital’s Allocable Participation Right under the Investment Agreement (as described above under the caption “Investment Agreement” in Item 1.01 of this Current Report). The terms of the Rights Offering are subject to change, and the Rights Offering may be withdrawn or terminated at any time and for any reason, in the Company’s sole discretion.
A copy of the press release relating to the matters set forth in this Item 8.01 is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Forward Looking Statements
This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Rights Offering, parties who have indicated their intention to subscribe in the Rights Offering, the timing thereof and expected use of proceeds therefrom, the Company’s ability to complete the Rights Offering on the expected terms or at all, and other information and statements that are not historical fact. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. All forward-looking statements speak only as of the date of this Current Report, and unless legally required, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the Company’s filings with the SEC, including its most recently filed Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, for additional information about the risks and uncertainties related to the Company’s business that may affect the forward-looking statements made in this Current Report.
Not a Solicitation
This Current Report does not constitute an offer to sell or a solicitation of an offer to buy the securities described above, and shall not constitute an offer, solicitation or sale, nor shall there be any sale of such securities of the Company in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Certificate of Designations of Series B Non-Voting Participating Convertible Preferred Stock of HC2 Holdings, Inc. (included in Exhibit 10.1).
10.1	Investment Agreement, dated as of September 9, 2020, by and between HC2 Holdings, Inc. and Lancer Capital LLC.
10.2	Form of Registration Rights Agreement by and between HC2 Holdings, Inc. and Lancer Capital LLC (included in Exhibit 10.1).
99.1	Press release of HC2 Holdings, Inc., dated September 9, 2020.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2020

HC2 Holdings, Inc. (Registrant)

By:	/s/ Michael J. Sena
Name: Michael J. Sena
Title: Chief Financial Officer